Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to the Registration Statement of MAIA Biotechnology, Inc. on Form S-1 (No. 333-264225) to be filed on or about June 28, 2022 of our report dated April 8, 2022, on our audits of the financial statements as of December 31, 2021 and 2020 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

June 28, 2022